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                                                                    EXHIBIT 3.31

                           CERTIFICATE OF FORMATION

                                      OF

                              T/SF OPERATING, LLC


        This Certificate of Formation of T/SF Operating, LLC, dated as of the 2nd day of February, 1998, is being duly executed and filed by the undersigned, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. (S) 18-101, et seq.).
                                 -------             -- ---

        FIRST: The name of the limited liability company (the "Company") formed hereby is T/SF Operating, LLC.

        SECOND: The address of the registered office of the Company in the State of Delaware is c/o Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, State of Delaware, 19805.

        THIRD: The name and address of the registered agent for service of process on the Company in the State of Delaware is Corporation Service Company, 1013 Centre Road, Wilmington, New Castle County, State of Delaware, 19805.

        IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.


                                        /s/ Helaine S. Fine, Esq.
                                        -------------------------
                                        Helaine S. Fine, Esq.
                                        Authorized Person